FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Stoffel (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES SECOND QUARTER RESULTS

Company Reports More Stabilized Performance; Positioned for Profitability in Second Half

MINNEAPOLIS – (July 23, 2008) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal second quarter ended June 28, 2008. Net sales for the quarter totaled $152.1 million, a decrease of 15 percent, compared to $179.0 million in the second quarter of 2007. The company reported a second-quarter net loss of $6.6 million, or $0.15 per diluted share, compared to net income of $2.9 million, or $0.06 per diluted share, in the second quarter of 2007.

“We made important progress in the second quarter in reducing costs, stabilizing sales and laying the groundwork for a return to profitability in the second half of the year, even with growing inflationary pressures and weak macro-economic conditions,” said Bill McLaughlin, chief executive officer. “We were encouraged by stabilizing sales trends and improved bottom-line performance compared with the first quarter, despite the fact that second quarter is historically our seasonal low point. Our priorities continue to be reducing costs, protecting margins and preserving cash to selectively invest in initiatives to improve the business.”

Second-quarter sales generally are 10 to 15 percent lower than sales generated during other quarters. For the second quarter of 2008, revenue was 10 percent – or $16 million – less than the first quarter of 2008. An improved cost structure enabled the company to reduce its second-quarter operating loss to $10.3 million, compared with a loss of $11.0 million in the first quarter of 2008, despite lower sales.

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Select Comfort Announces Second Quarter Results – Page 2 of 10

Cost reduction and profitability improvement initiatives begun in the first quarter were supplemented with additional actions identified during the second quarter, which are outlined below. The combination of these actions is expected to achieve approximately $36 million in cumulative benefits during 2008 and approximately $54 million on an annualized basis.

Second Quarter Summary

Retail revenue was down 15 percent, driven by same-store sales comps of negative 20 percent, offset by 18 net new company-owned stores opened during the past 12 months. Second quarter e-commerce and direct-marketing sales were lower, with revenues in these channels declining 27 percent and 13 percent, respectively. Wholesale sales declined 12 percent, primarily due to slowing retail partner orders as sluggish consumer spending continued.

Second quarter gross profit margin of 59.6 percent was 160 basis points below prior year at 61.2 percent, mainly due to lower sales and higher commodity costs. Gross profit margin increased by 200 basis points from the 57.6 rate in the first quarter of this year, based on the company’s implementation of price increases and cost-reduction activities, along with an improved sales mix following the introduction of the new Sleep Number® 6000 bed model.

Sales and marketing costs in the second quarter of 2008 decreased to $85.4 million, representing 56.2 percent of net sales, compared to 48.5 percent in the prior-year period. General and administrative expenses in the quarter decreased to $14.1 million and were 9.3 percent of sales, equal to the percent of sales reported in the second quarter of 2007.

Cash flows from operating activities totaled $10.4 million for the first six months, compared to $19.9 million for the same period last year. Capital expenditures totaled $20.9 million for the first six months of 2008, compared to $19.3 million in the first six months of 2007. As of June 28, 2008, cash and cash equivalents totaled $6.8 million and outstanding debt totaled $58.1 million. During the quarter, the company amended its credit facility to provide increased financial flexibility as it executes its operating plans.

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Select Comfort Announces Second Quarter Results – Page 3 of 10

Second Half 2008 Priorities and Outlook

“We are looking forward to the coming months, which historically represent our strongest selling season,” said McLaughlin. “Barring further deterioration of the macro-economic environment, the continued execution of our plan and benefits from higher seasonal demand position us to return to profitability in the second half of 2008.”

The company continues to implement further cost-saving initiatives to help offset the impact of growing inflationary pressures. These include:

•	Reductions to discretionary spending across all functions of the company, which are expected to achieve $3 million in savings during the second half of the year;
•	The decision to close 10 additional stores before year-end, bringing the total number of anticipated store closings for the year to 25 stores; and
•	Select price increases in July, which are expected to yield an incremental $3 million during 2008.

To support revenue and maintain market share, the company pursued several other initiatives to improve the top- and bottom-line results during the back half of the year. These include:

•	Refinement of the new marketing campaign;
•	Implementation of a more aggressive accessories program, which includes the introduction of the “Create Your Perfect Pillow” program, launching in August; and
•	The planned launch of a new bed model in the third quarter.

The company expects operating cash flow for the remainder of the year to be positive. The company continues to forecast capital expenditures of $30 million in fiscal 2008 compared with $44 million in fiscal 2007. The company now expects to have approximately 477 retail locations at the end of fiscal 2008. Results for 2008 will benefit from a fifty-third week in the fourth quarter.

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Select Comfort Announces Second Quarter Results – Page 4 of 10

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” In advance of the call, a presentation will be available at www.selectcomfort.com/investors. To access the Webcast, please also visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Eastern Time, Friday, August 1, 2008, by dialing (402) 220-3525. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; the risk of non-compliance with financial covenants in our Credit Agreement, and the potential need to obtain additional capital through the issuance of debt equity securities; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our

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Select Comfort Announces Second Quarter Results – Page 5 of 10

product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry, which have added product cost pressures as well as require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

# # #

(1) Top 25 Bedding Retailers, Furniture/Today, August 2007.

Select Comfort Announces Second Quarter Results – Page 6 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 28, 2008	% of Net Sales	June 30, 2007	% of Net Sales

Net sales	$152,055	100.0%	$178,991	100.0%
Cost of sales	61,411	40.4%	69,464	38.8%
Gross profit	90,644	59.6%	109,527	61.2%

Operating expenses:
Sales and marketing	85,427	56.2%	86,756	48.5%
General and administrative	14,101	9.3%	16,611	9.3%
Research and development	643	0.4%	1,357	0.8%
Asset impairment charges	724	0.5%	—	—
Total operating expenses	100,895	66.4%	104,724	58.5%
Operating (loss) income	(10,251)	(6.7%)	4,803	2.7%
Other (expense) income, net	(633)	(0.4%)	36	0.0%
(Loss) income before income taxes	(10,884)	(7.2%)	4,839	2.7%
Income tax (benefit) expense	(4,293)	(2.8%)	1,927	1.1%
Net (loss) income	$(6,591)	(4.3%)	$2,912	1.6%

Net (loss) income per share – basic	$(0.15)		$0.06

Net (loss) income per share – diluted	$(0.15)		$0.06

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,138		47,980
Effect of dilutive securities:
Options	—		1,649
Restricted shares	—		229
Diluted weighted-average shares outstanding[1]	44,138		49,858

1For the second quarter of fiscal 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter Results – Page 7 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 28, 2008	% of Net Sales	June 30, 2007	% of Net Sales

Net sales	$320,220	100.0%	$395,500	100.0%
Cost of sales	132,650	41.4%	151,805	38.4%
Gross profit	187,570	58.6%	243,695	61.6%

Operating expenses:
Sales and marketing	176,027	55.0%	184,894	46.7%
General and administrative	30,262	9.5%	34,230	8.7%
Research and development	1,517	0.5%	2,941	0.7%
Asset impairment charges	1,057	0.3%	—	—
Total operating expenses	208,863	65.2%	222,065	56.1%
Operating (loss) income	(21,293)	(6.6%)	21,630	5.5%
Other (expense) income, net	(879)	(0.3%)	430	0.1%
(Loss) income before income taxes	(22,172)	(6.9%)	22,060	5.6%
Income tax (benefit) expense	(8,448)	(2.6%)	8,471	2.1%
Net (loss) income	$(13,724)	(4.3%)	$13,589	3.4%

Net (loss) income per share – basic	$(0.31)		$0.28

Net (loss) income per share – diluted	$(0.31)		$0.27

Reconciliation of weighted average shares outstanding:
Basic weighted-average shares outstanding	44,098		48,848
Effect of dilutive securities:
Options	—		1,761
Restricted shares	—		224
Diluted weighted-average shares outstanding[1]	44,098		50,833

1For the first six months of fiscal 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter Results – Page 8 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) June 28, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$6,802	$7,279
Accounts receivable, net of allowance for doubtful accounts
of $857 and $876, respectively	5,566	18,902
Inventories	20,276	32,517
Prepaid expenses	16,894	9,816
Deferred income taxes	6,015	6,796
Other current assets	2,759	3,833
Total current assets	58,312	79,143
Property and equipment, net	87,094	80,409
Deferred income taxes	28,690	25,543
Other assets	3,741	5,394
Total assets	$177,837	$190,489

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$57,600	$37,890
Accounts payable	50,944	69,775
Customer prepayments	9,154	8,327
Accruals:
Sales returns	2,881	3,751
Compensation and benefits	15,442	14,865
Taxes and withholding	3,271	4,812
Other current liabilities	6,930	9,723
Total current liabilities	146,222	149,143

Non-current liabilities:
Warranty liabilities	6,192	6,747
Capital lease obligations	376	—
Other long-term liabilities	12,106	10,473
Total non-current liabilities	18,674	17,220
Total liabilities	164,896	166,363

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 44,929 and 44,597 shares issued and outstanding, respectively	449	446
Additional paid-in capital	2,536	—
Retained earnings	9,956	23,680
Total shareholders’ equity	12,941	24,126
Total liabilities and shareholders’ equity	$177,837	$190,489

Select Comfort Announces Second Quarter Results – Page 9 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Six Months Ended
	June 28, 2008	June 30, 2007

Cash flows from operating activities:
Net (loss) income	$(13,724)	$13,589
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,933	12,753
Stock-based compensation	2,126	4,067
Excess tax benefits from stock-based compensation	(15)	(1,284)
Disposals and impairments of assets	1,062	45
Changes in deferred income taxes	(2,366)	(1,437)
Other, net	—	255
Change in operating assets and liabilities:
Accounts receivable	13,336	(6)
Inventories	12,241	(2,132)
Prepaid expenses and other assets	(3,088)	(3,037)
Accounts payable	(8,268)	3,835
Customer prepayments	827	38
Accrued sales returns	(870)	339
Accrued compensation and benefits	589	(4,316)
Accrued taxes and withholding	(1,518)	(907)
Warranty liabilities	(782)	(959)
Other accruals and liabilities	(1,048)	(959)
Net cash provided by operating activities	10,435	19,884

Cash flows from investing activities:
Purchases of property and equipment	(20,886)	(19,285)
Proceeds from sales and maturity of marketable debt securities	—	78,188
Net cash (used in) provided by investing activities	(20,886)	58,903

Cash flows from financing activities:
Net increase in short-term borrowings	10,982	9,927
Repurchases of common stock	—	(92,662)
Proceeds from issuance of common stock	377	3,675
Excess tax benefits from stock-based compensation	15	1,284
Issuance costs related to debt	(1,400)	—
Net cash provided by (used in) financing activities	9,974	(77,776)

(Decrease) increase in cash and cash equivalents	(477)	1,011
Cash and cash equivalents, at beginning of period	7,279	8,819
Cash and cash equivalents, at end of period	$6,802	$9,830

Select Comfort Announces Second Quarter Results – Page 10 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Percent of sales:
Retail	74.5%	74.1%	76.7%	75.2%
Direct	8.7%	8.5%	8.1%	8.6%
E-Commerce	6.1%	7.1%	6.5%	6.8%
Wholesale	10.7%	10.3%	8.7%	9.4%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Comparable-store sales	(20%)	(14%)	(23%)	(12%)
Net new stores	5%	8%	6%	9%
Retail total	(15%)	(6%)	(17%)	(3%)
Direct	(13%)	(23%)	(24%)	(17%)
E-Commerce	(27%)	20%	(23%)	24%
Wholesale	(12%)	12%	(25%)	23%
Total	(15%)	(5%)	(19%)	(1%)

Stores open:
Beginning of period	481	447	478	442
Opened	6	16	13	23
Closed	(9)	(3)	(13)	(5)
End of period	478	460	478	460

Retail partner doors	778	752	778	752

Other metrics:
Average sales per store ($ in 000’s) *	$1,171	$1,408
Average sales per square foot ($s) *	$878	$1,144
Stores > $1 million net sales *	62%	77%
Average mattress sales per mattress unit (Q2 Company-owned channels; $s)	$1,831	$1,688

* trailing twelve months for stores open at least one year